As filed with the Securities and Exchange Commission on June 19, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                 CENTOCOR, INC.
             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                             23-2117202
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                             Identification No.)

  200 Great Valley Parkway                                        19355
   Malvern, Pennsylvania                                        (Zip Code)
(Address of Principal Executive Offices)

                        ------------------------------

                           CENTOCOR, INC. CONSULTANT
                     NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the plan)

                        ------------------------------

                            George D. Hobbs, Esquire
                Vice President, Corporate Counsel and Secretary
                                 Centocor, Inc.
                            200 Great Valley Parkway
                          Malvern, Pennsylvania  19355
                    (Name and address of agent for service)

                                 (610) 651-6000
         (Telephone number, including area code, of agent for service)

                        ------------------------------

                                   Copies to:
                         John G. Harkins, Jr., Esquire
                               Harkins Cunningham
                            1800 One Commerce Square
                               2005 Market Street
                     Philadelphia, Pennsylvania  19103-7042
                                 (215) 851-6700

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------

                                       Proposed         Proposed
Title of                               maximum           maximum        Amount of
securities to be     Amount to be   offering price      aggregate      registration
registered            registered     per share/1/   offering price/1/     fee/1/
------------------  --------------  --------------  -----------------  ------------

Common Stock,       185,200 shares        $20.3335         $3,765,764     $1,110.90
$.01 par value

______________________________

      /1/ Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of a weighted average exercise price per share of outstanding options for
(i) 40,000 shares subject to outstanding options having an exercise price of $18.625 per share; (ii) 40,000 shares subject to outstanding options having an exercise price of $16.00 per share; (iii) 8,000 shares subject to outstanding options having an exercise price of $47.00 per share; (iv) 1,500 shares subject to outstanding options having an exercise price of $8.375 per share; (v) 2,600 shares subject to outstanding options having an exercise price of $12.00 per share; (vi) 1,100 shares subject to outstanding options having an exercise price of $12.625 per share; (vii) 5,000 shares subject to outstanding options having an exercise price of $11.25 per share; (viii) 12,000 shares subject to outstanding options having an exercise price of $7.625 per share; (ix) 10,000 shares subject to outstanding options having an exercise price of $14.125 per share; (x) 40,000 shares subject to outstanding options having an exercise price of $18.50 per share; (xi) 15,000 shares subject to outstanding options having an exercise price of $34.50 per share; and (xii) 10,000 shares subject to outstanding options having an exercise price of $40.0625 per share.


PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed by the Company (File No. 0-11103) with the Securities and Exchange Commission under the Exchange Act, are incorporated in this Registration Statement by reference and made a part hereof:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          b. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          c. Current Reports on Form 8-K, dated January 21, 1998, February 12, 1998 and February 20, 1998;

          d. Proxy Statement for the Annual Meeting of Shareholders held on May 13, 1998; and

          e. Registration Statements on Form S-3, Commission Reg. Nos. 33-7311, 33-16286, 33-23481 and 33-29142.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company. Requests for such copies should be directed to the Company's Corporate Secretary at its principal executive offices at 200 Great Valley Parkway, Malvern, Pennsylvania 19355, telephone number: (610) 651-6000.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Pennsylvania Business Corporation Law, as amended, authorizes the registrant to grant indemnities in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

          As permitted by Pennsylvania law, Article 13 of Centocor's by-laws provides for the indemnification of each director and officer with regard to any actual or alleged act or omission made in his or her official capacity, provided he or she met the standard of conduct of (i) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, (ii) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. Article 13 also permits the Company to indemnify an employee or agent of the Company for money damages and expenses relating to his or her service on the behalf of the Company, provided he or she met the applicable standards of conduct set forth in the by-laws.

          The Board of Directors of Centocor has determined to provide liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as a director or officer of Centocor.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          Exhibit

          Number     Description
          -------    -----------

          4 Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4 to Amendment No. 1 to Form S-1 Registration Statement, File No. 2-80089).

          5          Opinion of Harkins Cunningham.

          23.1       Consent of Harkins Cunningham (included in Exhibit 5).

          23.2       Consent of KPMG Peat Marwick LLP.

          24 Power of Attorney (included in the signature page of this Registration Statement).

          99.1 Form of Centocor, Inc. Consultant Non-Qualified Stock Option Agreement.

Item 9.   UNDERTAKINGS.

          1.   The Registrant hereby undertakes:

                a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Malvern, Commonwealth of Pennsylvania, on the 18th day of June, 1998.

                                         CENTOCOR, INC.



                                         By: /s/ David P. Holveck
                                             ------------------------
                                             Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Holveck and Dominic J. Caruso, and each or any of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                            TITLE                   DATE


/s/ Hubert J.P. Schoemaker
-----------------------------------
Hubert J.P. Schoemaker               Director, Chairman       June 18, 1998
                                     of the Board



/s/ David P. Holveck
-----------------------------------
David P. Holveck                     Chief Executive          June 18, 1998
                                     Officer and
                                     Director (principal
                                     executive officer)

/s/ Dominic J. Caruso
-----------------------------------
Dominic J. Caruso                    Senior Vice             June 18, 1998
                                     President-Finance and
                                     Chief Financial Officer
                                     (principal financial
                                     and accounting officer)
/s/ Anthony B. Evnin
------------------------------------
Anthony B. Evnin                     Director                June 18, 1998

/s/ William F. Hamilton
-----------------------------------
William F. Hamilton                  Director                June 18, 1998



/s/ Antonie T. Knoppers
------------------------------------
Antonie T. Knoppers                  Director                June 18, 1998



/s/ Ronald A. Matricaria
------------------------------------
Ronald A. Matricaria                 Director                June 18, 1998



/s/ Lawrence Steinman
------------------------------------
Lawrence Steinman                    Director                June 18, 1998



/s/ Richard D. Spizzirri
------------------------------------
Richard D. Spizzirri                 Director                June 18, 1998



/s/ Jean C. Tempel
------------------------------------
Jean C. Tempel                       Director                June 18, 1998

                                 EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

4 Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4 to Amendment No. 1 to Form S-1 Registration Statement, File No. 2-80089).

5              Opinion of Harkins Cunningham.

23.1           Consent of Harkins Cunningham (included in Exhibit 5).

23.2           Consent of KPMG Peat Marwick LLP.

24 Power of Attorney (included in the signature page of this Registration Statement).

99.1           Form of Centocor, Inc. Consultant Non-Qualified Stock Option
               Agreement.